                                                                     Exhibit 4.7

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of August 7, 2002, among CHAMPION ENTERPRISES, INC., a Michigan corporation (the "Company"), and each of its Subsidiaries listed in this Supplemental Indenture as a Subordinated Subsidiary Guarantor (the "Subordinated Subsidiary Guarantors"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (successor to BANK ONE TRUST COMPANY, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, the "Predecessor Trustee"), a national banking association, as trustee under the indenture referred to below (the "Trustee").

                                    RECITALS:

         A. The Company and the Subsidiary Guarantors, identified therein, have heretofore executed and delivered to the Predecessor Trustee an Indenture, dated as of May 3, 1999, as supplemented July 30, 1999, October 4, 1999, February 10, 2000, September 5, 2000, and March 15, 2002 (as may be amended, supplemented or modified and in effect from time to time, the "Indenture") providing for the issuance of an aggregate principal amount of up to $200,000,000 of 7 5/8% Senior Notes Due 2009 (the "Securities");

         B. Pursuant to Section 10.06 of the Indenture, the Subsidiary Guarantors have been released from all of their obligations under Article X of the Indenture;

         C. The Company has determined for its benefit and for the benefit of the Securityholders to cause the Subordinated Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each Subordinated Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities, on the terms and conditions set forth herein; and

         D. Pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture for the purpose of adding Guarantees with respect to the Securities without notice to or consent of any Securityholders.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subordinated Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1.       Definitions.

                  (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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                                                                     Exhibit 4.7

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2.       Amendments to the Indenture.

                  (a) The following definitions shall be added to Article I of the Indenture:

                  "2002 Indenture" means the Indenture, dated as of April 22, 2002, among Champion Home Builders Co., the Company and the other Guarantors named therein, and Bank One Trust Company N.A., as trustee.

                  "Designated Senior Debt" means (a) the Indebtedness, premiums, penalties, fees, and interest (including post-petition interest) payable with respect to such Indebtedness of any Subordinated Subsidiary Guarantor outstanding under the 2002 Indenture, and (b) any Senior Debt of any Subordinated Subsidiary Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $50 million and is specifically designated by the Subordinated Subsidiary Guarantor in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture.

                  "Senior Debt" means:

                  (a) All Indebtedness and premiums, penalties, fees, and interest (including post-petition interest) payable with respect to such Indebtedness of any Subordinated Subsidiary Guarantor outstanding under the 2002 Indenture;

                  (b) any other obligations with respect to Indebtedness of any Subordinated Subsidiary Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subordinated Guaranty; and

                  (c) all Hedging Obligations with respect to the preceding clauses (a) and (b).

                  Notwithstanding anything to the contrary, in the preceding, Senior Debt will not include:

                           (a) any liability for federal, state, local or other taxes owed or owing by the Subordinated Subsidiary Guarantors;

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                                                                     Exhibit 4.7

                           (b) any Indebtedness of the Subordinated Subsidiary Guarantors to any of their Subsidiaries or other Affiliates;

                           (c)      any trade payables; or

                           (d)      any obligation with respect to any Capital
         Stock.

                  "Subordinated Guaranty" means a Guarantee, on the terms set forth in Article XII, by a Subordinated Subsidiary Guarantor of the Company's obligations with respect to the Securities.

                  "Subordinated Subsidiary Guarantor" means, unless released from their Subordinated Guaranties as permitted by Section 12.06, A-1 Champion GP, Inc.; A-1 Homes Group, L.P.; Alpine Homes, Inc.; American Transport, Inc.; Art Richter Insurance, Inc.; Auburn Champ, Inc.; Builders Credit Corporation; CAC Funding Corporation; Care Free Homes, Inc.; Central Mississippi Manufactured Housing, Inc.; Champion Financial Corporation; Champion GP, Inc.; Champion Home Builders Co.; Champion Retail, Inc.; Champion Home Communities, Inc.; Champion Motor Coach, Inc.; Chandeleur Homes, Inc.; CHI, Inc.; Cliff Ave. Investments, Inc.; Crest Ridge Homes, Inc.; Crestpointe Financial Services, Inc.; Dutch Housing, Inc.; Factory Homes Outlet, Inc.; Fleming County Industries, Inc.; Gateway Acceptance Corp.; Gateway Mobile & Modular Homes, Inc.; Gateway Properties Corp.; Gem Homes, Inc.; Genesis Home Centers, Limited Partnership; Grand Manor, Inc.; Heartland Homes, L.P.; HomePride Finance Corp.; Homes America Finance, Inc.; Homes America of Arizona, Inc.; Homes America of California, Inc.; Homes America of Oklahoma, Inc.; Homes America of Utah, Inc.; Homes America of Wyoming, Inc.; Homes of Kentuckiana, L.L.C.; Homes of Legend, Inc.; Homes of Merit, Inc.; I.D.A., Inc.; Iseman Corp.; Lamplighter Homes, Inc.; Lamplighter Homes (Oregon), Inc.; Manufactured Housing of Louisiana, Inc.; Moduline International, Inc.; Northstar Corporation; Philadelphia Housing Center, Inc.; Prairie Ridge, Inc.; Redman Business Trust; Redman Homes Management Company, Inc.; Redman Homes, Inc.; Redman Industries, Inc.; Redman Investment, Inc.; Redman Management Services Business Trust; Redman Retail, Inc.; Regency Supply Company, Inc.; San Jose Advantage Homes, Inc.; Service Contract Corporation; Southern Showcase Finance, Inc.; Southern Showcase Housing, Inc.; Star Fleet, Inc.; The Okahumpka Corporation; Trading Post Mobile Homes, Inc.; U.S.A. Mobile Homes, Inc.; Victory Investment Company; Western Homes Corporation; and Whitworth Management, Inc. and any other person that becomes a Subordinated Subsidiary Guarantor pursuant to Section 12.07.

                  (b) The following Articles XII and XIII shall be added to the Indenture:

                                   ARTICLE XII

                                                                     Exhibit 4.7

                             Subordinated Guaranties

                  SECTION 12.01. Subordinated Guaranties. Each Subordinated Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subordinated Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subordinated Subsidiary Guarantor and that such Subordinated Subsidiary Guarantor will remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

                  Each Subordinated Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subordinated Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subordinated Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Subordinated Subsidiary Guarantor.

                  Each Subordinated Subsidiary Guarantor further agrees that its Subordinated Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  Each Subordinated Guaranty is, to the extent and in the manner set forth in Article XIII of this Indenture, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the Subordinated Subsidiary Guarantor giving such Subordinated Guaranty and each Subordinated Guaranty is made subject to such provisions of this Indenture.

                  Except as expressly set forth in Sections 8.01(b), 12.02,
12.06 and Article XIII, the obligations of each Subordinated Subsidiary Guarantor hereunder shall not be subject to any

                                                                     Exhibit 4.7

reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subordinated Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subordinated Subsidiary Guarantor or would otherwise operate as a discharge of such Subordinated Subsidiary Guarantor as a matter of law or equity.

                  Each Subordinated Subsidiary Guarantor further agrees that its Subordinated Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subordinated Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subordinated Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

                  Each Subordinated Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article XIII. Each Subordinated Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article VI for the purposes of such Subordinated Subsidiary Guarantor's Subordinated Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subordinated Subsidiary Guarantor for the purposes

                                                                     Exhibit 4.7

of this Section.

                  Each Subordinated Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 12.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subordinated Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subordinated Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 12.03. Successors and Assigns. Subject to Section 12.06, this Article XII shall be binding upon each Subordinated Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 12.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

                  SECTION 12.05. Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Subordinated Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subordinated Subsidiary Guarantor in any case shall entitle such Subordinated Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 12.06. Release of Subordinated Subsidiary Guarantor. Upon the sale or disposition (including by way of consolidation or merger) of a Subordinated Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subordinated Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), or if a Subordinated Subsidiary Guarantor ceases to be a guarantor under the 2002 Indenture, such Subordinated Subsidiary Guarantor shall be deemed released from all obligations under this Article XII without any further action required on the part of the Trustee or any Holder. At the request of the Company,

                                                                     Exhibit 4.7

the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                  SECTION 12.07. Execution of Supplemental Indenture for Future Subordinated Subsidiary Guarantors. Each Subsidiary that provides a Guarantee in connection with the 2002 Indenture shall, and the Company shall cause each such Subsidiary to, execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will become a Subordinated Subsidiary Guarantor under this Article XII.

                                  ARTICLE XIII

                    Subordination of Subordinated Guaranties

                  SECTION 13.01. Agreement To Subordinate. Notwithstanding any other provision to the contrary in this Indenture, each Subordinated Subsidiary Guarantor covenants and agrees, and each Holder covenants and agrees, that all payments by such Subordinated Subsidiary Guarantor in respect of its Subordinated Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XIII, to the prior payment in full of all Senior Debt of such Subordinated Subsidiary Guarantor, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. The subordination provisions set forth in this Article XIII are for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

                  Each Holder authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of each Subordinated Subsidiary Guarantor as provided in this Article XIII and appoints the Trustee as such Holder's attorney-in-fact for any and all such proposes, including, in the event of any voluntary or involuntary liquidation or dissolution of a Subordinated Subsidiary Guarantor, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, dissolution, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to a Subordinated Subsidiary Guarantor or its property, the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceeding and cause said claim to be approved.

                  Each Holder acknowledges and agrees that the subordination provisions set forth in this Article XIII are, and are intended to be, an inducement and consideration to each holder of Senior Debt of each Subordinated Subsidiary Guarantor, whether such Senior Debt was created before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt, and such holder is made an obligee hereunder and may enforce directly

                                                                     Exhibit 4.7

such subordination provisions.

                  SECTION 13.02. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of the assets of any Subordinated Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors upon a total or partial liquidation or dissolution or reorganization or similar proceeding relating to such Subordinated Subsidiary Guarantor or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding:

                  (a) the holders of Senior Debt of such Subordinated Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Debt before Holders are entitled to receive any payment; and

                  (b) until the Senior Debt of such Subordinated Subsidiary Guarantor is paid in full, any payment or distribution to which Holders would be entitled but for this Article XIII shall be made to holders of Senior Debt of such Subordinated Subsidiary Guarantor, as their interests may appear.

                  Upon any payment or distribution referred to in this Article XIII, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceedings are pending for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Senior Debt, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article XIII, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person (including any representative of holders of Senior Debt of such Subordinated Subsidiary Guarantor) making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person, as a holder of Senior Debt, to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person (at the expense of the Holders) to furnish evidence to the reasonable satisfaction of the Trustee, acting in good faith, as to the amount of such Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to the other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

                  The consolidation or merger of a Subordinated Subsidiary Guarantor with or into any Person, or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Subordinated Subsidiary Guarantor's assets to any Person, in compliance

                                                                     Exhibit 4.7

with the terms and conditions set forth in the Indenture, shall not be deemed to be a liquidation, dissolution or reorganization or similar proceeding relating to such Subordinated Subsidiary Guarantor for purposes of this Section.

                  SECTION 13.03. Default on Senior Debt.

                  (a) If any Senior Debt of a Subordinated Subsidiary Guarantor is not paid when due, such Subordinated Subsidiary Guarantor may not pay the Subordinated Subsidiary Guaranty unless the default shall have been cured or waived or such Senior Debt has been paid in full in cash.

                  (b) If any default on any Senior Debt of a Subordinated Subsidiary Guarantor, other than as set forth in Section 13.03(a), occurs and such Senior Debt is accelerated in accordance with its terms, such Subordinated Subsidiary Guarantor may not pay the Subordinated Subsidiary Guaranty unless the default shall have been cured or waived and any such acceleration has been rescinded or such Senior Debt has been paid in full in cash.

                  (c) Notwithstanding Sections 13.03(a) and (b), the Subordinated Subsidiary Guarantors may pay the Subordinated Subsidiary Guaranties without regard to the foregoing if the Subordinated Subsidiary Guarantors and the Trustee receive written notice approving such payment from the representative of the Senior Debt with respect to which either of the events set forth in Sections 13.03(a) and (b) has occurred and is continuing. During the continuance of any default, other than a default described in Sections 13.03(a) and (b), with respect to any Designated Senior Debt, of a Subordinated Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subordinated Subsidiary Guarantor may not pay the Subordinated Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Subordinated Subsidiary Guarantor) of written notice (a "Blockage Notice") of such default from the representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and such Subordinated Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice has been waived in writing or (iii) because such Designated Senior Debt has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Debt or the representative of such holders has accelerated the maturity of such Designated Senior Debt, such Subordinated Subsidiary Guarantor may resume payments on the Subordinated Guaranty after the end of such Payment Blockage Period. The Subordinated Guaranties shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of such nonpayment defaults with respect to Designated Senior Debt during such period.

                                                                     Exhibit 4.7

                  (d) In the event that the Securities are declared due and payable before their Stated Maturity in accordance with this Indenture, then and in such event the holders of Senior Debt of any Subordinated Subsidiary Guarantor outstanding at the time the Securities so become due and payable shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of such Senior Debt (whether or not an event of default has occurred thereunder or the Senior Debt of such Subordinated Subsidiary Guarantor is, or has been declared to be, due and payable prior to the date on which it otherwise would have become due and payable) before the Holders shall be entitled to receive any payment on the Securities.

                  SECTION 13.04. Payments of Subordinated Subsidiary Guaranty Permitted if No Default. Nothing contained in this Article XIII or elsewhere in this Indenture, or in any of the Securities, shall prevent a Subordinated Subsidiary Guarantor or any Person acting on behalf of a Subordinated Subsidiary Guarantor, at any time except as otherwise provided in Section 13.02 or 13.03, from paying the Subordinated Subsidiary Guaranty.

                  SECTION 13.05. When Subordinated Subsidiary Guaranty Must Be Paid Over. In the event that any payment is made on the Subordinated Subsidiary Guaranty to the Trustee or the Holders that, because of this Article XIII, should not have been so made or may not be paid over to the Holders, such payment shall be held by the Trustee or the Holders who receive such payment, as the case may be, for the benefit of, and shall forthwith be paid over or delivered to, the holders of the Senior Debt of the Subordinated Subsidiary Guarantors remaining unpaid or their representatives, as their interests may appear, to the extent necessary to irrevocably and indefeasibly pay such Senior Debt in full in cash or in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                  SECTION 13.06. Subrogation. After all Senior Debt is irrevocably and indefeasibly paid in full in cash and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt of the respective Subordinated Subsidiary Guarantors to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Debt. A distribution made under this Article XIII to holders of Senior Debt which otherwise should have been made to Holders is not, as between a Subordinated Subsidiary Guarantor and the Holders, payment by such Subordinated Subsidiary Guarantor on Senior Debt.

                  SECTION 13.07. Relative Rights. This Article XIII defines the relative rights of Holders and holders of Senior Debt of the Subordinated Subsidiary Guarantors. Nothing in this Indenture shall:

                           (a)      impair, as between a Subordinated Subsidiary
Guarantor and the Holders, the obligation of a Subordinated Subsidiary Guarantor, which is absolute and unconditional, to make any payment in accordance with the terms of its Subordinated Guaranty;

                                                                     Exhibit 4.7

                           (b)      affect the relative rights of Holders and
creditors of a Subordinated Subsidiary Guarantor other than holders of Senior Debt of such Subordinated Subsidiary Guarantor; or

                           (c)      prevent the Trustee or any Holder from
exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive prepayment, payments and distributions otherwise payable to Holders.

                  SECTION 13.08 Subordination May Not Be Impaired by the Subordinated Subsidiary Guarantor. No right of any holder of Senior Debt to enforce the subordination of the obligation of a Subordinated Subsidiary Guarantor pursuant to its Subordinated Guaranty shall be impaired by (a) any act or failure to act by such Subordinated Subsidiary Guarantor or by its failure to comply with this Indenture, (b) any release of any collateral or any guarantor or any Person or such Subordinated Subsidiary Guarantor's obligations under Senior Debt, (c) any amendment, supplement, extension, renewal, restatement or other modification of any Senior Debt, (d) any settlement or compromise of any Senior Debt, (e) the unenforceability of any of the Senior Debt or (f) the failure of any holder of Senior Debt to pursue claims against such Subordinated Subsidiary Guarantor. The terms of the subordination provisions contained in this Article XIII will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to and in accordance with the provisions described in Article 8.

                  SECTION 13.09. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative (if any).

                  SECTION 13.10. Rights of Trustee and Paying Agent. The Trustee or any Paying Agent may continue to make payments in respect of the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payment unless, not less than three Business Days prior to the date of any such payment, the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Securities may not be made under this Article XIII. Only a Subordinated Subsidiary Guarantor, a representative of the Senior Debt (satisfactorily identified to the Trustee) or a holder of a class of Senior Debt that has no representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Senior Debt for payments made to Holders by a Subordinated Subsidiary Guarantor or any Paying Agent unless such payments are made at the direction of the Trustee after receipt of such notice referred to above.

Neither the Trustee nor any Paying Agent shall be deemed to owe any fiduciary duty to the holders of Senior Debt. With respect to the holders of Senior Debt, the Trustee undertakes to

                                                                     Exhibit 4.7

perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any holders of Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article XIII or otherwise.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee.

                  This Section is solely for the benefit of the Trustee and any Paying Agents and shall not limit the obligations of the Holders under Section 13.05.

         3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. Trustee Makes No Representation. The Trustee makes no representation as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein, all of which recitals are made solely by the Company and the Subordinated Subsidiary Guarantors.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  [remainder of page intentionally left blank]

                                                                     Exhibit 4.7

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    CHAMPION ENTERPRISES, INC.,

                                    By: /s/ John J. Collins, Jr.
                                    Name: John J. Collins, Jr.
                                    Title: Secretary

                                    SUBORDINATED SUBSIDIARY
                                    GUARANTORS:

                                    A-1 CHAMPION GP, INC.
                                    A-1 HOMES GROUP, L.P.
                                    ALPINE HOMES, INC.
                                    AMERICAN TRANSPORT, INC.
                                    ART RICHTER INSURANCE, INC.
                                    AUBURN CHAMP, INC.
                                    BUILDERS CREDIT CORPORATION
                                    CAC FUNDING CORPORATION
                                    CARE FREE HOMES, INC.
                                    CHI, INC.
                                    CENTRAL MISSISSIPPI MANUFACTURED
                                    HOUSING, INC.
                                    CHAMPION FINANCIAL CORPORATION
                                    CHAMPION GP, INC.
                                    CHAMPION HOME BUILDERS CO.
                                    CHAMPION RETAIL, INC.
                                    CHAMPION HOME COMMUNITIES, INC.
                                    CHAMPION MOTOR COACH, INC.
                                    CHANDELEUR HOMES, INC.
                                    CLIFF AVE. INVESTMENTS, INC.
                                    CRESTPOINTE FINANCIAL SERVICES,
                                     INC.
                                    CREST RIDGE HOMES, INC.
                                    DUTCH HOUSING, INC.
                                    FACTORY HOMES OUTLET, INC.
                                    FLEMING COUNTY INDUSTRIES, INC.
                                    GATEWAY ACCEPTANCE CORP.

                                                                     Exhibit 4.7

                                    GATEWAY MOBILE & MODULAR HOMES,
                                    INC.
                                    GATEWAY PROPERTIES CORP.
                                    GEM HOMES, INC.
                                    GENESIS HOME CENTERS, LIMITED
                                     PARTNERSHIP
                                    GRAND MANOR, INC.
                                    HEARTLAND HOMES, L.P.
                                    HOMEPRIDE FINANCE CORP.
                                    HOMES AMERICA FINANCE, INC.
                                    HOMES AMERICA OF ARIZONA, INC.
                                    HOMES AMERICA OF CALIFORNIA, INC.
                                    HOMES AMERICA OF OKLAHOMA, INC.
                                    HOMES AMERICA OF UTAH, INC.
                                    HOMES AMERICA OF WYOMING, INC.
                                    HOMES OF KENTUCKIANA, L.L.C.
                                    HOMES OF LEGEND, INC.
                                    HOMES OF MERIT, INC.
                                    I.D.A., INC.
                                    ISEMAN CORP.
                                    LAMPLIGHTER HOMES, INC.
                                    LAMPLIGHTER HOMES (OREGON), INC.
                                    MANUFACTURED HOUSING OF LOUISIANA,
                                     INC.
                                    MODULINE INTERNATIONAL, INC.
                                    NORTHSTAR CORPORATION
                                    PHILADELPHIA HOUSING CENTER, INC.
                                    PRAIRIE RIDGE, INC.
                                    REDMAN BUSINESS TRUST
                                    REDMAN HOMES, INC.
                                    REDMAN HOMES MANAGEMENT
                                    COMPANY, INC.
                                    REDMAN INDUSTRIES, INC.
                                    REDMAN INVESTMENT, INC.
                                    REDMAN MANAGEMENT SERVICES
                                    BUSINESS TRUST
                                    REDMAN RETAIL, INC.
                                    REGENCY SUPPLY COMPANY, INC.
                                    SAN JOSE ADVANTAGE HOMES, INC.
                                    SERVICE CONTRACT CORPORATION
                                    SOUTHERN SHOWCASE FINANCE, INC.

                                                                     Exhibit 4.7

                                    SOUTHERN SHOWCASE HOUSING, INC.
                                    STAR FLEET, INC.
                                    THE OKAHUMPKA CORPORATION
                                    TRADING POST MOBILE HOMES, INC.
                                    U.S.A. MOBILE HOMES, INC.
                                    VICTORY INVESTMENT COMPANY
                                    WESTERN HOMES CORPORATION
                                    WHITWORTH MANAGEMENT, INC.

                                    THE UNDERSIGNED, IN THE CAPACITIES
                                    INDICATED, IS THE AUTHORIZED
                                    SIGNATORY FOR THE SUBORDINATED
                                    SUBSIDIARY GUARANTORS,

                                   By: /s/ John J. Collins, Jr.
                                       John J. Collins, Jr., as Secretary of
                                       Champion GP, Inc., General Partner of
                                       Genesis Home Centers, Limited
                                       Partnership and Heartland Homes, L.P.

                                   By: /s/ John J. Collins, Jr.
                                       John J. Collins, Jr., as Secretary of A-1
                                       Champion GP, Inc., General Partner of A-1
                                       Homes Group, L.P.

                                   By: /s/ John J. Collins, Jr.
                                       John J. Collins, Jr., as Secretary of
                                       each of the Remaining Subordinated
                                       Subsidiary Guarantors

                                                                     Exhibit 4.7

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee,

                                   By: /s/ Timothy P. Mowdy
                                       Name: Timothy P. Mowdy
                                       Title: Corporate Trust Officer